Exhibit 99.3

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF PENNSYLVANIA

IN RE UNIVERSAL HEALTH SERVICES, INC., DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS	: : : : : : : : :	CIVIL ACTION NO. 17-02187 HONORABLE JOEL H. SLOMSKY

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement, dated as of September 15, 2021 (the “Stipulation”) is entered into by and among (a) lead plaintiffs in the above-captioned stockholder derivative action (including each of its member cases, the “Federal Action”) pending in the United States District Court for the Eastern District of Pennsylvania (the “Federal District Court” or “Court”): Amalgamated Bank, Trustee of the Longview Broad Market 3000 Index Fund, Longview LargeCap 500 Index Fund, Longview LargeCap 500 Index VEBA Fund, Longview Quant LargeCap Equity VEBA Fund, and Longview Quantitative LargeCap Fund (“Amalgamated”), City of Cambridge Retirement System (“Cambridge”), and Charter Township of Clinton Police & Fire Pension Fund (“Clinton” and, together with Amalgamated and Cambridge, the “Federal Plaintiffs”); (b) plaintiffs in the stockholder derivative litigation captioned Delaware County Employees’ Retirement Fund and the Chester County Employees’ Retirement System v. Alan B. Miller, et al., C.A. No. 2017-0475-JTL (the “Delaware Action”), brought in the Court of Chancery of the State of Delaware (the “Delaware Court”): Delaware County Employees’ Retirement Fund (“Delaware County”) and Chester County Employees’

Retirement System (“Chester County” and, together with Delaware County, the “Delaware Plaintiffs” which, together with the Federal Plaintiffs, are the “Plaintiffs”); (c) Dr. Eli Inzlicht-Sprei; (d) defendants in the Federal Action: Alan Miller, Marc Miller, Robert H. Hotz, Lawrence S. Gibbs, Eileen C. McDonnell, Anthony Pantaleoni, John H. Herrell, Steve G. Filton, Debra K. Osteen, Marvin G. Pember, Charles F. Boyle, and James Caponi (collectively, the “Federal Defendants”); (e) defendants in the Delaware Action: Alan Miller, Marc Miller, Robert H. Hotz, Lawrence S. Gibbs, Eileen C. McDonnell, Anthony Pantaleoni, John H. Herrell, Steve G. Filton, Charles F. Boyle, James Caponi, and Matthew Klein (collectively, the “Delaware Defendants” and, together with the Federal Defendants, the “Defendants”); and (f) nominal defendant in the Federal Action and Delaware Action: Universal Health Services, Inc. (“UHS” or the “Company”) (Plaintiffs, Dr. Eli Inzlicht-Sprei, Defendants, and UHS, collectively, the “Settling Parties”), by and through their respective undersigned counsel.  Subject to the approval of this Court and the terms and conditions expressly provided herein, this Stipulation is intended to fully and finally resolve the Federal Action, the Delaware Action, and the stockholder litigation demand submitted by Dr. Eli Inzlicht-Sprei (the “Litigation Demand”).

WHEREAS:

The Eastern District of Pennsylvania Derivative Action

A.Amalgamated sent an inspection demand pursuant to 8 Del. C. §220 to Universal’s Board of Directors (the “Board”), dated June 15, 2017 (the “Amalgamated 220 Demand”).  Following negotiations, Amalgamated obtained UHS Board minutes and presentations, among other things.  On July 28, 2017, Lead Plaintiff Amalgamated filed a derivative shareholder action captioned Amalgamated Bank Longview Funds v. Boyle, No. 2:17-cv-03404 (E.D. Pa.).

B.On August 7, 2017, Amalgamated sought to consolidate the various derivative actions pending and be appointed lead plaintiff. After briefing on the competing leadership motions, on March 29, 2018, the Court appointed Amalgamated lead plaintiff and its counsel, Scott+Scott Attorneys at Law LLP, lead counsel of the consolidated derivative action.

C.On March 9, 2017, Cambridge served a demand for books and records pursuant to 8 Del. C. §220.  On April 26, 2017, Cambridge filed in the Delaware Court of Chancery a complaint against UHS for books and records pursuant 8 Del. C. §220.  After UHS had begun producing books and records to Cambridge for its inspection, a trial of the books and records action was conducted on March 22, 2018, before Vice Chancellor Glasscock.  On August 24, 2018, the Court of Chancery entered a final order in Cambridge’s books and records action.  Pursuant to the Court of Chancery’s order, UHS produced additional documents as ordered by the Court.

D.On October 3, 2018, the Charter Township of Clinton Police & Fire Pension Fund (“Clinton”) served a demand for books and records pursuant to 8 Del. C. §220. It was agreed that Clinton, whose counsel was Delaware counsel for Cambridge, would accept the same documents that Cambridge received.

E.Amalgamated, Cambridge, and Clinton agreed to work together to prosecute the derivative action in the Eastern District of Pennsylvania.  On November 5, 2018, Amalgamated, Cambridge, and Clinton filed and served an amended consolidated derivative complaint (defined above as the “Federal Complaint”).

F.The Federal Complaint claimed breaches of fiduciary duty against the Defendants for allegedly failing to prohibit or terminate asserted business practices with respect to behavioral-health patient admissions that Plaintiffs described as violations of federal and state laws.  Specifically, the complaint alleged that, starting in 2013, UHS’s Board learned of an investigation of the Company by the Office of Inspector General for the U.S. Department of Health and Human Services (“OIG”) and Department of Justice (“DOJ”) looking at potential violations of the False Claims Act and improper billing. The Federal Complaint further described news reports and letters from a union pension fund claiming that UHS was improperly committing patients to UHS behavioral health facilities, and diagnosing patients as experiencing suicidal ideation at higher rates than other hospitals in order to increase revenues.

G.On November 9, 2018, Defendants moved to stay the action, and if the stay was denied, for an extension of time to move or respond to the Federal Complaint.  On November 23, 2018, Amalgamated, Cambridge, and Clinton filed their opposition to the Defendants’ motions. On November 30, 2018, Defendants filed their reply papers in support of their motions.

H.On December 10, 2018, the Court denied the Defendants’ motion to stay the Federal Action and granted the motion for an extension of time to respond to the Federal Complaint.

I.On January 25, 2019, Plaintiffs moved to amend the Court’s March 29, 2018 order and appoint Cambridge and Clinton as additional co-lead plaintiffs, and their counsel, Bernstein Litowitz Berger & Grossmann LLP (“BLB&G”) and Grant & Eisenhofer P.A (“G&E”) as additional co-lead counsel.  On February 8, 2019, Defendants filed their opposition to Plaintiffs’ motion to amend the leadership order.  On February 15, 2019, Plaintiffs filed their reply papers in further support of the motion to amend the leadership order.

J.On February 22, 2019, the Court granted Plaintiffs’ motion to amend the leadership order, appointing Amalgamated, Cambridge, and Clinton as co-lead plaintiffs (“Co-Lead Plaintiffs”), and their respective counsel Scott+Scott, BLB&G, and G&E as co-lead counsel.

Defendants’ Motion To Dismiss

A.On February 11, 2019, Defendants moved to dismiss the Federal Complaint pursuant to Federal Rules of Civil Procedure 12(b)(6) and 23.1, based on alleged failure to plead demand futility and failure to state a claim.  On March 29, 2019, Co-Lead Plaintiffs served and filed their opposition to the motion to dismiss.  On April 29, 2019, Defendants served their reply papers in further support of their motion to dismiss.  On May 31, 2019, the Court heard oral argument on Defendants’ motion to dismiss.

B.On June 7, 2019, Co-Lead Plaintiffs filed a supplemental brief and supporting documents in opposition to the Defendants’ motion to dismiss.  On June 20, 2019, Defendants filed a supplemental brief in further support of their motion to dismiss.

C.On July 26, 2019, Defendants filed a notice that UHS had publicly disclosed that it had been advised that the DOJ’s Criminal Frauds Section had closed its investigation of the Company and its affiliated behavioral health facilities. In addition, UHS disclosed that it had reached an agreement in principle to resolve the related civil investigation led by the DOJ’s Civil Division for $127 million, subject to the receipt of requisite approvals and the preparation and execution of settlement agreements and a corporate integrity agreement.  On August 19, 2019, the Court issued an order and opinion dismissing the Federal Complaint under Rule 23.1 for failing to plead demand futility because it lacked sufficiently particularized allegations to demonstrate that the Board directed UHS behavioral health facilities to engage in any fraudulent misconduct, and because it failed to state any claim against any director defendant.

D.On September 13, 2019, Co-Lead Plaintiffs moved to amend the judgment of dismissal under Rule 59(e) and for leave to file a second amended complaint.  On September 27, 2019, Defendants filed their opposition to the motion.  On October 11, 2019, Co-Lead Plaintiffs filed their reply papers in further support of the motion.  On April 29, 2020, the Court denied Co-Lead Plaintiffs’ motion.

E.On May 28, 2020, Co-Lead Plaintiffs filed a notice of appeal.

Delaware Chancery Court Derivative Action

A.Delaware Plaintiffs each served books and records demands pursuant to 8 Del. C. § 220.

B.On June 30, 2017,  Delaware Plaintiffs filed the Delaware Action.

C.On December 16, 2017, the Delaware Court of Chancery granted Defendants’ motion to stay the case pending resolution of the federal securities class action that was then pending in the Eastern District Court of Pennsylvania.  That stay has since been extended pending the final resolution of the Federal Action.

The Litigation Demand

A.On August 11, 2017, a litigation demand was submitted to the Board of UHS on behalf of Dr. Eli Inzlicht-Sprei.

Proceedings and Mediation In The Third Circuit

A.In August 2020, the Chief Circuit Mediator for the Third Circuit designated this action (and the companion securities class action) for mediation.

B.The parties agreed, with the consent of the Chief Circuit Mediator for the Third Circuit, to retain private mediators.  The parties retained the Honorable Daniel Weinstein (retired) and Jed Melnick of JAMS as mediators (collectively, the “Mediators”).

C.On September 14, 2020, Co-Lead Plaintiffs filed their opening appeal brief in the Third Circuit.

D.On October 12, 2020, the parties submitted to the Mediators and exchanged mediation statements.

E.On October 21, 2020, the parties had a mediation session with the Mediators.  The mediation did not result in a proposed settlement, and the parties both continued to litigate and also to mediate.  The parties, working through the Mediators, continued to pursue a proposed settlement and exchanged proposals.

F.On November 12, 2020, the Defendants filed their opposition brief in the Third Circuit.

G.Through a series of orders entered in the Third Circuit, the date for Appellants’ reply brief was extended.  The parties continued to work with the Mediators to obtain a proposed settlement.

H.On June 1, 2021, as a result of extensive, arm’s-length negotiations and work with the Mediators, the parties signed a Memorandum of Understanding (“MOU”) setting forth the primary terms of the proposed settlement.

I.The MOU set forth, among other things, the Settling Parties’ agreement to resolve the Federal Action, the Delaware Action, and the Litigation Demand in exchange for the corporate governance reforms set forth in Exhibit A hereto, subject to certain terms and conditions and the execution of a customary “long form” stipulation and agreement of settlement and related papers.

J.This Stipulation (together with the exhibits hereto) reflects the final and binding agreement among the Settling Parties, and controls in the event of any inconsistency between the Stipulation and the MOU.

K.In connection with settlement discussions and negotiations leading to the proposed Settlement set forth in this Stipulation, counsel for the Settling Parties did not discuss the amount of any application by Plaintiffs’ Counsel for an award of attorneys’ fees and expenses until the substantive terms of the Settlement were negotiated at arm’s-length and agreed upon.

L.Plaintiffs brought their claims in good faith and continue to believe that their claims have merit but, based upon Plaintiffs’ and Plaintiffs’ Counsel’s investigation, prosecution, and mediation of the Actions, Plaintiffs and Plaintiffs’ Counsel have concluded that the terms and conditions of this Stipulation are fair, reasonable, and adequate to the Company and its stockholders.  Based on Plaintiffs’ direct oversight of the prosecution of this matter and with the advice of their counsel, Plaintiffs have agreed to settle and release the claims asserted in the Actions pursuant to the terms and provisions of this Stipulation, after considering (a) the substantial corporate governance protections provided under the proposed Settlement; (b) the uncertain outcome, inherent delays, and significant risks of continued litigation; and (c) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation.

M.Defendants have denied, and continue to deny, that they committed, or aided and abetted in the commission of, any violation of law or duty or engaged in any wrongful acts whatsoever, including specifically those alleged in the Actions, and expressly maintain that they have complied with their statutory, fiduciary, and other legal duties, and are entering into this Stipulation and the Settlement to eliminate the burden, expense, and uncertainties inherent in further litigation.  Each of the Settling Parties recognizes and acknowledges, however, that the Action has been initiated, filed, and prosecuted by Plaintiffs in good faith and defended by Defendants in good faith, that the Actions are being voluntarily settled with the advice of counsel, and that the terms of the Settlement are fair, reasonable, and adequate.

NOW THEREFORE, it is hereby STIPULATED AND AGREED, by and among the Settling Parties through their respective undersigned attorneys and subject to the approval of the Court, that, in consideration of the benefits flowing to the Settling Parties from the Settlement, all Released Plaintiffs’ Claims as against the Released Defendants’ Persons and all Released Defendants’ Claims as against the Released Plaintiffs’ Persons shall be settled and released, upon and subject to the terms and conditions set forth below.

CERTAIN DEFINITIONS

1.As used in this Stipulation and all exhibits attached hereto and made a part hereof, the following capitalized terms shall have the following meanings:

(a)“Delaware Action” means the stockholder derivative litigation captioned Delaware County Employees’ Retirement Fund, et al. v. Alan B. Miller, et al., C.A. No. 2017-0475-JTL.

(b)“Delaware Complaint” means the Delaware County Employees’ Retirement Fund and the Chester County Employees’ Retirement System v. Alan B. Miller, et al., C.A. No. 2017-0475-JTL filed in the Delaware Action on June 30, 2017.

(c)“Delaware Court” means the Court of Chancery of the State of Delaware.

(d)“Delaware Plaintiffs” means Delaware County Employees’ Retirement Fund and Chester County Employees’ Retirement System.

(e)“Delaware Plaintiffs’ Counsel” means counsel for the Delaware Plaintiffs: Cohen Millstein Sellers & Toll PLLC and Andrews Springer LLC.

(f)“Defendants’ Counsel” means Morgan, Lewis & Bockius LLP.

(g)“Dr. Eli Inzlicht-Sprei” means Dr. Eli Inzlicht-Sprei, and all of Dr. Eli Inzlicht-Sprei’s current and former representatives, insurers, attorneys, heirs, executors, administrators, and assigns, in their capacities as such.

(h)“Effective Date” with respect to the Settlement means the first date by which all of the events and conditions specified in paragraph 17 of this Stipulation have been met and have occurred or have been waived.

(i)“Federal Action” means In re Universal Health Services, Inc., Derivative Litigation, Civil Action No. 17-02187, including each of its member cases.

(j)“Federal Complaint” means the amended complaint captioned In Re Universal Health Services, Inc., Derivative Litigation, C.A. No. 17-02187 (JHS) filed in the Federal Action on November 5, 2018.

(k)“Federal District Court” or “Court” means the United States District Court for the Eastern District of Pennsylvania.

(l)“Federal Plaintiffs” means Amalgamated Bank, Trustee of the Longview Broad Market 3000 Index Fund, Longview LargeCap 500 Index Fund, Longview LargeCap 500 Index VEBA Fund, Longview Quant LargeCap Equity VEBA Fund, and Longview Quantitative LargeCap Fund, City of Cambridge Retirement System, and Charter Township of Clinton Police & Fire Pension Fund.

(m)“Federal Plaintiffs’ Counsel” means Co-Lead Counsel for the Federal Plaintiffs, the law firms Bernstein Litowitz Berger & Grossmann LLP, Scott+Scott Attorneys at Law LLP, Grant & Eisenhofer P.A., and The Axelrod Firm, PC.

(n)“Final” with respect to the Judgment or any other court order means:  (i) if no appeal is filed, the expiration date of the time for filing or noticing of any appeal of the Judgment or order; or (ii) if there is an appeal from the Judgment or order, (a) the date of final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari or otherwise, or (b) the date the Judgment or order is finally affirmed on appeal, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review, and, if certiorari or other form of review is granted, the date of final affirmance following review pursuant to that grant.  However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys’ fees or expenses shall not in any way delay or preclude the Judgment from becoming Final.

(o)“Judgment” means the final judgment, substantially in the form attached hereto as Exhibit D, to be entered by the Court approving the Settlement.

(p)“Litigation Demand” means the stockholder litigation demand submitted by Dr. Eli Inzlicht-Sprei on August 11, 2017.

(q)“MOU” means the Memorandum of Understanding (the “MOU”) executed by the Settling Parties on June 1, 2021.

(r)“Notice” means the Notice of (I) Pendency and Proposed Settlement of Stockholder Derivative Actions; (II) Settlement Fairness Hearing; and (III) Motion for an Award of Attorneys’ Fees and Litigation Expenses, substantially in the form attached hereto as Exhibit C.

(s)“Notice Costs” means all costs, fees, and expenses related to providing notice of the Settlement.

(t)“Plaintiffs” means the Federal Plaintiffs and the Delaware Plaintiffs.

(u)“Plaintiffs’ Counsel” means Federal Plaintiffs’ Counsel, Delaware Plaintiffs’ Counsel, Brager Eagel & Squire P.C., and Hynes & Hernandez, LLC, counsel for Dr. Eli Inzlicht-Sprei.

(v)“Released Claims” means each and any of the Released Defendants’ Claims and each and any of the Released Plaintiffs’ Claims.

(w)“Released Company Persons” means (i) the Company; (ii) the Company’s current and former parents, affiliates, subsidiaries, and divisions; and (iii) all of the current and former principals, partners, officers, owners, directors, supervisors, employees, agents, members, representatives, insurers, attorneys, heirs, executors, administrators, and assigns of each of the persons and entities listed in (i) and (ii), in their capacities as such.

(x)“Released Defendants’ Claims” means any and all claims, rights, duties, controversies, obligations, debts, demands, actions, sums of money, suits, contracts, agreements, promises, damages, losses, judgments, liabilities, allegations, arguments, and causes of action of every nature and description, whether known claims or Unknown Claims, whether arising under federal, state, local, statutory, common, or foreign law, or any other rule or regulation, whether at law or equity, whether fixed or contingent, whether accrued or unaccrued, whether matured or unmatured, whether liquidated or unliquidated, that arise out of or relate in any way to the institution, prosecution, or settlement of the claims against Defendants, except for claims relating to the enforcement of the Stipulation.

(y)“Released Defendants’ Persons” means: (i) Defendants, (ii) all of the current and former representatives, insurers, attorneys, heirs, executors, administrators, and assigns of each Defendant, in their capacities as such; and (iii) the Released Company Persons.

(z)“Released Plaintiffs’ Claims” means any and all claims, rights, duties, controversies, obligations, debts, demands, actions, sums of money, suits, contracts, agreements, promises, damages, losses, judgments, liabilities, allegations, arguments, and causes of action of every nature and description, whether known claims or Unknown Claims, whether arising under federal, state, local, statutory, common, or foreign law, or any other rule or regulation, whether at law or equity, whether fixed or contingent, whether accrued or unaccrued, whether matured or unmatured, whether liquidated or unliquidated, that (i) were or could have been asserted by the Company or by Plaintiffs or any other UHS Stockholder derivatively on the Company’s behalf and arise out of or relate to the allegations, transactions, facts, matters, disclosures, or non-disclosures set forth in the Federal Complaint, the Delaware Complaint, or in the Litigation Demand, or (ii) arise out of or relate in any way to the defense or settlement of the claims against Defendants, except for claims relating to the enforcement of the Stipulation.  For the avoidance of doubt, this release shall not cover, include, or release: (i) the claims asserted in the Complaint dated July 6, 2021, filed in Knight v. Miller, et al., Case No. 2021-0581-SG (Del. Ch.) or (ii) any direct claims of Plaintiffs or any UHS Stockholder, including without limitation any claims asserted under the federal securities laws, including without limitation the claims asserted in Teamsters Local 456 Pension Fund, et al. vs. Universal Health Services, Inc., et al., Case No. 2:17-cv-02817-JHS (E.D. Pa.).

(aa)“Released Plaintiffs’ Persons” means: (i) Plaintiffs, (ii) Plaintiffs’ Counsel, (iii) UHS Stockholders, and (iv) all of the current and former principals, partners, officers, owners, directors, supervisors, current and former employees, agents, members, representatives, insurers, attorneys, heirs, executors, administrators, and assigns of each of the persons and entities listed in (i), (ii), and (iii), in their capacities as such.

(bb)“Released Persons” means each and any of the Released Defendants’ Persons and each and any of the Released Plaintiffs’ Persons.

(cc)“Releases” means the releases set forth in paragraphs 4-6 of this Stipulation.

(dd)“Preliminary Approval Order” means the order, substantially in the form attached hereto as Exhibit B, to be entered by the Court preliminarily approving the Settlement and directing notice of the Settlement.

(ee)“Settlement” means the resolution of the Federal Action, the Delaware Action, and the Litigation Demand on the terms and conditions set forth in this Stipulation.

(ff)“Settlement Fairness Hearing” means the hearing set by the Court to, among other things, consider final approval of the Settlement.

(gg)“Settling Parties” means Plaintiffs, Dr. Eli Inzlicht-Sprei, Defendants, and UHS.

(hh)“Summary Notice” means the Summary Notice of (I) Pendency and Proposed Settlement of Stockholder Derivative Actions; (II) Settlement Fairness Hearing; and (III) Motion for an Award of Attorneys’ Fees and Litigation Expenses, substantially in the form attached hereto as Exhibit D.

(ii)“UHS” or the “Company” means Universal Health Services, Inc. and its current and former parents, affiliates, subsidiaries, and divisions.

(jj)“UHS Counsel” means counsel for UHS, Robbins, Russell, Englert, Orseck & Untereiner LLP.

(kk)“UHS Stockholder” means any actual or beneficial owner of UHS stock, and each such UHS Stockholder’s current and former principals, partners, officers, owners, directors, supervisors, employees, agents, members, representatives, insurers, attorneys, heirs, executors, administrators, and assigns, in their capacities as such.

(ll)“Unknown Claims” means any Released Plaintiffs’ Claims which any Plaintiff does not know or suspect to exist in its favor at the time of the release of such claims and any Released Defendants’ Claims which any Defendant or the Company does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her, or it, might have affected his or its decision(s) with respect to this Settlement.  With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date of the Settlement, Plaintiffs, Defendants, and the Company shall expressly waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Plaintiffs, Defendants, and the Company acknowledge that the foregoing waiver was separately bargained for and a key element of the Settlement.  Plaintiffs, Defendants, UHS, and each UHS Stockholder may hereafter discover facts in addition to or different from those which he, she, it, or their counsel now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, Plaintiffs, UHS, and each UHS Stockholder derivatively on behalf of UHS, and Defendants shall be deemed to have, and by the operation of the Judgment shall have, fully, finally and forever settled and released all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the UHS Stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

THE SETTLEMENT CONSIDERATION

2.In consideration for the dismissal with prejudice of the Federal Action and Delaware Action and the withdrawal of the Litigation Demand, and the settlement and release of all Released Plaintiffs’ Claims against the Released Defendants’ Persons, the UHS Board has agreed, in the sound exercise of its business judgment, with the approval by the Office of the Inspector General, Department of Health and Human Services (“OIG”), and consistent with the terms of UHS’s Corporate Integrity Agreement, to the corporate governance reforms set forth in Exhibit A hereto.

RELEASE OF CLAIMS

3.The obligations incurred pursuant to this Stipulation are in consideration of the full and final disposition of the Federal Action, the Delaware Action, and the Litigation Demand, and the Releases provided for herein.

4.Pursuant to the Judgment, upon the Effective Date of the Settlement and without further action by anyone, UHS, Plaintiffs (acting on their own behalf and derivatively on behalf of the Company), Dr. Eli Inzlicht-Sprei, and any UHS Stockholder acting derivatively on behalf of the Company will release all Released Plaintiffs’ Claims against the Released Defendants’ Persons.  In addition, upon the Effective Date, UHS, Plaintiffs (acting on their own behalf and derivatively on behalf of the Company), Dr. Eli Inzlicht-Sprei, and any other UHS Stockholder acting derivatively on behalf of the Company, shall be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Plaintiffs’ Claims against the Released Defendants’ Persons.

5.Pursuant to the Judgment, upon the Effective Date of the Settlement and without further action by anyone, Defendants and the Company will release all Released Defendants’

Claims against the Released Plaintiffs’ Persons.  In addition, upon the Effective Date, Defendants and the Company shall be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Defendants’ Claims against the Released Plaintiffs’ Persons.

6.Pursuant to the Judgment, upon the Effective Date of the Settlement and without further action by anyone, Defendants will release all Released Defendants’ Claims against the Released Company Persons.  In addition, upon the Effective Date, Defendants shall be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Defendants’ Claims against the Released Company Persons.

7.Notwithstanding paragraphs 4-6 above, nothing in the Judgment shall bar any action by any of the Settling Parties to enforce or effectuate the terms of this Stipulation or the Judgment, or bar or otherwise affect any claim of right to indemenification between UHS and any present or former officer or director of UHS, or any claim for insurance coverage by any of the Released Defendants’ Persons.

PRELIMINARY APPROVAL ORDER AND NOTICE

8.Within ten business days of the later of (i) execution of this Stipulation or (ii) remand of the Federal Action from the Third Circuit to the Federal District Court, Federal Plaintiffs will move the Federal District Court for preliminary approval of the Settlement, authorization to provide notice of the Settlement, and the scheduling of a hearing for consideration of final approval of the Settlement, which motion shall be unopposed by Defendants and the Company.  Concurrently with the motion for preliminary approval, Federal Plaintiffs will apply to the Federal District Court for, and Defendants and the Company will agree to, entry of the Preliminary Approval Order, substantially in the form attached hereto as Exhibit B.

9.In accordance with the terms of the Preliminary Approval Order to be entered by the Court, no later than the later of ten (10) business days following the date of entry of the Preliminary Approval Order or forty-five (45) days before any scheduled hearing for consideration of final approval of the settlement (in either case, the “Notice Date”), Defendants and the Company shall cause the Stipulation and Notice, substantially in the form attached hereto as Exhibit C, to be furnished to the Securities and Exchange Commission via a Form 8-K, 10-Q, or 10-K, and shall cause the Summary Notice, substantially in the form attached hereto as Exhibit D, to be published for one day in Investor’s Business Daily.  Defendants and the Company also shall post the Stipulation and Notice on the Investor Relations section of UHS’s website no later than ten (10) business days following the date of entry of the Preliminary Approval Order and until the entry of the Final Approval Order.

10.The Company shall assume all administrative responsibility for and pay or cause to be paid any and all reasonable Notice Costs, regardless of whether the Court approves the Settlement or the Effective Date otherwise fails to occur, and in no event shall Plaintiffs or their respective counsel be responsible for any Notice Costs.

DISMISSAL OF THE ACTIONS; WITHDRAWAL OF LITIGATION DEMAND

11.If the Settlement contemplated by this Stipulation is approved by the Court, Federal Plaintiffs’ Counsel and Defendants’ Counsel shall request that the Court enter the Judgment, substantially in the form attached hereto as Exhibit E, which will, among other things, finally approve the proposed Settlement and dismiss the Federal Action with prejudice.

12.Within ten (10) business days after final approval of the Settlement by the Federal District Court, Delaware Plaintiffs shall move to dismiss the Delaware Action with prejudice and Dr. Eli Inzlicht-Sprei shall withdraw his Litigation Demand.

ATTORNEYS’ FEES AND LITIGATION EXPENSES

13.Defendants and the Company agree that the efforts of Plaintiffs’ Counsel conferred benefits on the Company and its stockholders and that Plaintiffs’ Counsel are entitled to an award of reasonable attorneys’ fees and expenses based on such benefits.

14.The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of the consideration of any appropriate award of attorneys’ fees and litigation expenses for all Plaintiffs’ Counsel (a “Fee and Expense Award”), and the failure of the Court to approve any requested Fee and Expense Award, in whole or in part, shall have no effect on the Settlement.

15.The Company shall cause the full amount of any Fee and Expense Award to be paid to Federal Plaintiffs’ Counsel no later than fifteen (15) business days after the later of (i) date of entry of the Court’s order awarding such fees and expenses or (ii) Defendants’ Counsel’s and UHS Counsel’s receipt of acceptable wiring instructions and an IRS W-9 Form from Federal Plaintiffs’ Counsel.  The full amount of the Fee and Expense award shall be timely paid to Federal Plaintiffs’ Counsel notwithstanding the existence of any timely filed objections to the application for, or the Court’s approval of, the Fee and Expense Award, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof.  The payment of any Fee and Expense Award to Plaintiffs’ Counsel shall be subject to the joint-and-several obligation of Plaintiffs’ Counsel to make appropriate refunds or repayments to the paying entity or entities if the Settlement is terminated or if, as a result of any appeal or further proceedings on remand or successful collateral attack, the Fee and Expense Award is reduced or reversed and such order reducing or reversing the award has become Final.  Plaintiffs’ Counsel shall make the appropriate refund or repayment in full no later than thirty (30) calendar days after (a) receiving from Defendants’ Counsel or UHS

Counsel’s notice of the termination of the Settlement; or (b) any order reducing or reversing the Fee and Expense Award has become Final.

16.Unless otherwise ordered by the Court, Federal Plaintiffs’ Counsel shall allocate the attorneys’ fees awarded amongst Plaintiffs’ Counsel in a manner which they, in good faith, believe reflects the contributions of such counsel to the institution, prosecution, and settlement of the Actions and the Litigation Demand.  In all events, the Released Defendants’ Persons shall have no responsibility for or liability whatsoever with respect to the allocation or award of the Fee and Expense Award amongst Plaintiffs’ Counsel.

CONDITIONS OF SETTLEMENT AND EFFECT OF TERMINATION

17.The Effective Date of the Settlement shall be deemed to occur on the occurrence or waiver of all of the following events:

(a)the Federal District Court has entered the Preliminary Approval Order, substantially in the form set forth in Exhibit B attached hereto;

(b)Federal Plaintiffs have not exercised their option to terminate the Settlement pursuant to paragraph 18 below;

(c)The Company has not exercised its option to terminate the Settlement pursuant to paragraph 18 below;

(d)Defendants have not exercised their option to terminate the Settlement pursuant to paragraph 18 below; and

(e)the Federal District Court has approved the Settlement as described herein, following notice to Company stockholders and a hearing, and entered the Judgment, substantially in the form set forth in Exhibit E attached hereto, and the Judgment has become Final.

18.Federal Plaintiffs (provided they unanimously agree amongst themselves), the Company, and Defendants (provided they unanimously agree amongst themselves) shall each have the right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so (“Termination Notice”) to the other Parties within thirty (30) calendar days of:  (a) the Court’s final refusal to enter the Preliminary Approval Order in any material respect; (b) the Court’s final refusal to approve the Settlement or any material part thereof; (c) the Court’s final refusal to enter the Judgment in any material respect as to the Settlement; or (d) the date upon which an order vacating, modifying, revising or reversing the Judgment becomes Final, and the provisions of paragraph 19 below shall apply.  However, any decision or proceeding, whether in this Court or any appellate court, solely with respect to an application for an award of attorneys’ fees or litigation expenses shall not be considered material to the Settlement, shall not affect the finality of the Judgment, and shall not be grounds for termination of the Settlement.

19.If Federal Plaintiffs, the Company, or Defendants exercise their right to terminate the Settlement pursuant to paragraph 18 above, then:  (a) the Settlement and the relevant portions of this Stipulation shall be canceled; (b) the Settling Parties shall each revert to their respective litigation positions in their respective Actions or the Litigation Demand as of immediately prior to the execution of the MOU on June 1, 2021; (c) the terms and provisions of the MOU and this Stipulation, with the exception of this paragraph 19 and paragraphs 10, 15, 20, and 38 hereof, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceeding for any purpose, and the Settling Parties shall proceed in all respects as if the MOU and this Stipulation had not been entered; and (d) the Judgment and any other order entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.

NO ADMISSION OF WRONGDOING

20.Neither the MOU, this Stipulation (whether or not consummated), including the exhibits hereto, the negotiations leading to the execution of the MOU and this Stipulation, nor any proceedings taken pursuant to or in connection with the MOU, this Stipulation and/or approval of the Settlement (including any arguments proffered in connection therewith):

(a)shall be offered against any of the Released Defendants’ Persons as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Released Defendants’ Persons with respect to the truth of any fact alleged by Plaintiffs or the validity of any claim that was or could have been asserted or the deficiency of any defense that has been or could have been asserted in the Action or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Released Defendants’ Persons or in any way referred to for any other reason as against any of the Released Defendants’ Persons, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the Settlement; or

(b)shall be offered against any of the Released Plaintiffs’ Persons as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Released Plaintiffs’ Persons that any of their claims are without merit, that any of the Released Defendants’ Persons had meritorious defenses, or that damages recoverable under the Complaint would not have exceeded the Settlement consideration or with respect to any liability, negligence, fault, or wrongdoing of any kind, or in any way referred to for any other reason as against any of the Released Plaintiffs’ Persons, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the Settlement;

provided, however, that if this Stipulation is approved by the Court, the Settling Parties, the Released Persons, and their respective counsel may refer to it to effectuate the protections from liability granted hereunder or otherwise to enforce the terms of the Settlement.

MISCELLANEOUS PROVISIONS

21.All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.  Notwithstanding the foregoing, in the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit attached hereto, the terms of the Stipulation shall prevail.

22.The Settling Parties intend this Stipulation and the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by Plaintiffs against the Released Defendants’ Persons with respect to the Released Plaintiffs’ Claims.  No Settling Party shall assert any claims of any violation of Rule 11 of the Federal Rules of Civil Procedure relating to the institution, prosecution, defense, or settlement of the Federal Action.  The Settling Parties agree that the terms of the Settlement were negotiated at arm’s length and in good faith by the Settling Parties, including through a mediation process supervised and conducted by Jed Melnick, Esq., and reflect the Settlement that was reached voluntarily after extensive negotiations and consultation with experienced legal counsel, who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses.

23.While retaining their right to deny that the claims asserted in the Actions were meritorious, Defendants, the Company, and their counsel, in any statement made to any media representative (whether or not for attribution) will not assert that the Actions were commenced or prosecuted in bad faith, nor will they deny that the Actions were commenced and prosecuted in good faith and are being settled voluntarily after consultation with competent legal counsel.  While retaining their right to assert that the claims asserted in the Actions were meritorious, Plaintiffs and their counsel, in any statement made to any media representative (whether or not for attribution) will not assert that the Actions were defended or disputed in bad faith, nor will they deny that the Actions were defended or disputed in good faith and are being settled voluntarily after consultation with competent legal counsel.  In all events, Plaintiffs and their counsel and Defendants, the Company, and their counsel shall not make any accusations of wrongful or actionable conduct by any Settling Party concerning the prosecution, defense, and resolution of the Actions, and shall not otherwise suggest that the Settlement constitutes an admission of any claim or defense alleged.

24.The terms of the Settlement, as reflected in this Stipulation, may not be modified or amended, nor may any of its provisions be waived except by a writing signed on behalf of each of the Settling Parties (or their successors-in-interest).

25.The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

26.The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of reasonable attorneys’ fees and litigation expenses to Plaintiffs’ Counsel and enforcing the terms of this Stipulation.

27.The waiver by one Settling Party of any breach of this Stipulation by any other Settling Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

28.This Stipulation and its exhibits constitute the entire agreement among the Settling Parties concerning the Settlement and this Stipulation and its exhibits.  All Settling Parties acknowledge that no other agreements, representations, warranties, or inducements have been made by any Settling Party concerning this Stipulation or is other than those contained and memorialized in such documents.

29.This Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via email.  All executed counterparts and each of them shall be deemed to be one and the same instrument.

30.This Stipulation shall be binding upon and inure to the benefit of the successors and assigns of the Settling Parties, including any and all Released Persons and any corporation, partnership, or other entity into or with which any Settling Party may merge, consolidate, or reorganize.

31.The construction, interpretation, operation, effect, and validity of this Stipulation and all documents necessary to effectuate it shall be governed by the internal laws of the State of Delaware without regard to conflicts of laws, except to the extent that federal law requires that federal law govern.

32.Any action arising under or to enforce this Stipulation or any portion thereof, shall be commenced and maintained only in the Court.

33.This Stipulation shall not be construed more strictly against one Settling Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that it is the result of arm’s-length negotiations between the Settling Party and all Settling Parties have contributed substantially and materially to the preparation of this Stipulation.

34.All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related Settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

35.Federal Plaintiffs’ Counsel and Defendants’ Counsel agree to cooperate fully with one another in seeking Court approval of the Preliminary Approval Order and the Settlement, as embodied in this Stipulation, and to use best efforts to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement.

36.If any Settling Party is required to give notice to another Settling Party under this Stipulation, such notice shall be in writing and shall be deemed to have been duly given upon receipt of hand delivery or facsimile or email transmission, with confirmation of receipt.  Notice shall be provided as follows:

If to Federal Plaintiffs or Federal Plaintiffs’ Counsel:

Bernstein Litowitz Berger
  & Grossmann LLP

Attn:  David Wales, Esq.

1251 Avenue of the Americas

New York, NY 10020

Telephone:  (212) 554-1400

Facsimile:  (212) 554-1444

Email:  davidw@blbglaw.com

Scott+Scott Attorneys At Law LLP
Attn:  Thomas L. Laughlin, IV, Esq.

The Helmsley Building

230 Park Avenue, 17th Floor

New York, NY 10169

Telephone:  (212) 223-6444

Facsimile:  (212) 223-6334

Email:  tlaughlin@scott-scott.com

Grant & Eisenhofer P.A.
Attn: Michael J. Barry, Esq.

123 Justison Street

Wilmington, DE 19801

Telephone: (302) 622-7000

Facsimile:  (302) 622-7100

Email:  mbarry@gelaw.com

If to Defendants:	Morgan, Lewis & Bockius LLP Attn: Steven A. Reed, Esq. 1701 Market Street Philadelphia, PA 19103-2921 Telephone: (215) 963-5603 Facsimile: (215) 963-5001 Email: Steven.reed@morganlewis.com
If to the Company:

Robbins, Russell, Englert, Orseck &
   Untereiner LLP
Attn:  Gary A. Orseck, Esq.
2000 K Street, NW

4th Floor

Washington DC 20006

Telephone:  (202) 775-4504

Facsimile:  (202) 775-4510

Email: gorseck@robbinsrussell.com

37.Except as otherwise provided herein, each Settling Party shall bear its own costs.

38.Whether or not the Stipulation is approved by the Court and whether or not the Stipulation is consummated, or the Effective Date occurs, the Settling Parties and their counsel shall keep all negotiations, discussions, acts performed, agreements, drafts, documents signed and proceedings in connection with the Stipulation confidential.

39.The Settling Parties agree to continue to preserve the confidentiality of documents pursuant to the Stipulation and Order for the Production and Exchange of Confidential and Highly Confidential Information entered in the Action.

IN WITNESS WHEREOF, the Settling Parties have caused this Stipulation to be executed, by their duly authorized attorneys, as of September 15, 2021.

BERNSTEIN LITOWITZ BERGER

   & GROSSMANN LLP

By: /s/ David Wales

Mark Lebovitch

David Wales (pro hac vice)

1251 Avenue of the Americas, 44th Floor

New York, NY 10020

Telephone:  (212) 554-1400

Facsimile:  (212) 554-1444

markl@blbglaw.com

davidw@blbglaw.com

SCOTT+SCOTT ATTORNEYS AT LAW LLP

By: /s/ Thomas L. Laughlin, IV

Thomas L. Laughlin, IV (pro hac vice)

Jonathan M. Zimmerman (PA I.D. 322668)

The Helmsley Building

230 Park Avenue, 17th Floor

New York, NY 10169

Telephone:  (212) 223-6444

Facsimile:  (212) 223-6334

tlaughlin@scott-scott.com

jzimmerman@scott-scott.com

GRANT & EISENHOFER P.A.

By: /s/ Michael J. Barry

Michael J. Barry (PA I.D. 69122)

John Kairis (pro hac vice)

123 Justison Street

Wilmington, DE 19801

Telephone: (302) 622-7000

Facsimile:  (302) 622-7100

mbarry@gelaw.com

jkairis@gelaw.com

Co-Lead Counsel for Federal Plaintiffs

THE AXELROD FIRM, PC

By: /s/ Sheryl L. Axelrod

       Sheryl L. Axelrod

The Beasley Building

1125 Walnut Street

Philadelphia, PA 19107

Telephone: (267) 918-4526

Facsimile: (215) 238-1779

saxelrod@the axelrodfirm.com

COHEN MILLSTEIN SELLERS
   & TOLL PLLC

By: /s/ Christina Donato Saler

Christina Donato Saler

Three Logan Square, 1717 Arch Street, Suite 3610

Philadelphia PA 19103Telephone: (267) 479-5707

Facsimile: (267) 479-5701

csaler@cohenmilstein.com

ANDREWS & SPRINGER LLC

By: /s/ Jessica Zelden

      Jessica Zeldin

4001 Kennett Pike, Suite 250

Wilmington DE 19807

Telephone: (302) 504-4957

Facsimile: (302) 397-2681

jzeldin@andrewsspringer.com

Counsel for Delaware Plaintiffs

BRAGER EAGEL & SQUIRE P.C.

By: /s/ Lawrence P. Eagel

Lawrence P. Eagel
        J. Brandon Walker

810 Seventh Avenue, Suite 620

New York, NY 10019

Telephone: (212) 308-5858

HYNES & HERNANDEZ LLC

By: /s/ Michael J. Hynes

       Michael J. Hynes

101 Lindenwood Drive, Suite 225
Malvern, PA 19355

Telephone: (484) 875-3116

Facsimile: (484) 875-9273

mhynes@hkh-lawfirm.com

Counsel for Dr. Eli Inzlicht-Sprei

MORGAN, LEWIS & BOCKIUS LLP

By: /s/ Steven A. Reed

     Steven A. Reed

     Laura H. McNally

1701 Market Street

Philadelphia, PA 19103-2921

Telephone: (215) 963-5603

Facsimile: (215) 963-5001

Steven.reed@morganlewis.com

Laura.mcnally@morganlewis.com

Counsel for Defendants

ROBBINS, RUSSELL, ENGLERT, ORSECK &   UNTEREINER LLP

By: /s/ Matthew M. Madden

Gary A. Orseck

Matthew M. Madden

2000 K Street, NW

4th Floor

Washington DC 20006

Telephone: (202) 775-4504

Facsimile: (202) 775-4510

gorseck@robbinsrussell.com

mmadden@robbinsrussell.com

Counsel for Universal Health Services, Inc.

[EXHIBIT A]

Universal Health Services, Inc.’s Derivative Settlement Proposal
In re Universal Health Services, Inc., Derivative Litigation,
No 20-2087 (3d Cir.), No. 17-cv-2187 (E.D. Pa.)
Delaware County Employees’ Retirement Fund v. Miller,
C.A. No. 2017-0475-JTL (Del. Ch.)

I.COMMITMENT STATEMENT

Universal Health Services, Inc. (“UHS” or the “Company”) agrees to adopt and/or incorporate the following commitment statement as part of its Code of Conduct:

Universal Health Services is committed to business practices and corporate values of compliance with applicable laws and regulations related to the evaluation and determination of whether patients require inpatient treatment and their length of stay at our affiliated facilities. This includes a commitment to compliance with applicable federal and state laws, as well as with all final orders or agreements with federal or state agencies related to patient treatment at UHS’s affiliated behavioral health facilities.

II.	FORMATION OF A BOARD COMPLIANCE AND QUALITY COMMITTEE

Subject to the agreement and preclearance of the Office of Inspector General, Department of Health and Human Services, the Board shall form a board-level compliance and quality committee (the “Board Compliance and Quality Committee”) within 90 days of the Court’s entry of an order approving the Settlement.

A.Scope of Committee’s Responsibility

The Board Compliance and Quality Committee shall be organized pursuant to a charter that describes the Committee’s duties and responsibilities concerning the oversight of healthcare-related regulatory and compliance issues.  The charter shall include information concerning the composition and meetings of the Committee, the means by which the Committee may accomplish its compliance-oversight responsibilities, and the Committee’s reporting obligations to the full Board or any other internal or external entity to which the Committee reports.

B.Composition of the Committee

1.The Board Compliance and Quality Committee shall consist of at least three members, at least two of whom shall be independent directors.  At all times during the Board Compliance Committee’s Initial Term, as defined below, at least half of the Committee’s members shall be independent directors.

2.The Board Compliance and Quality Committee shall be chaired by an independent director.

C.Term of the Committee

1.The Board Compliance and Quality Committee shall have a term of 5 years (the “Initial Term”).  If, prior to the end of the Initial Term, the Board determines not to extend the Board Compliance and Quality Committee’s term, it shall disclose that decision in the Company’s Annual Report or Proxy Statement.

2.During the Initial Term of the Board Compliance and Quality Committee, the Committee shall conduct at least quarterly meetings.  These meetings may be in-person or by telephonic or video communication methods as appropriate.

III.	TRAINING AND EDUCATION OF BOARD COMPLIANCE AND QUALITY COMMITTEE MEMBERS

1.Within 90 days of the formation of the Committee, each Board Compliance and Quality Committee member shall receive training from a Qualified Expert (defined below) on laws and regulations pertinent to healthcare regulatory compliance (the “Healthcare Compliance Training”). The Healthcare Compliance Training will provide a review of industry best-practices and recommendations for the prevention and detection of non-compliant practices, including of the nature alleged in this litigation.

2.During each of the second and third years following court approval of the settlement of these actions, each Board Compliance and Quality Committee member shall receive training from a Qualified Expert on changes to applicable laws, regulations, industry best practices, and recommendations for the prevention and detection of non-compliant practices pertinent to healthcare regulatory compliance.

3.Any new member of the Board Compliance and Quality Committee, within three years of the entry of judgment in these actions, shall receive the Healthcare Compliance Training within 60 days following appointment to the Board Compliance and Quality Committee.

4.“Qualified Expert” shall mean an individual who has professional experience in health care regulation and enforcement. The Company may use an outside consultant to provide the training, which may include outside counsel who have previously advised or represented the Company.

IV.	INFORMATION AND REPORTS TO BE PROVIDED TO THE BOARD COMPLIANCE AND QUALITY COMMITTEE

1.At least on a quarterly basis, the Chief Compliance Officer or its designee will report to the Board Compliance and Quality Committee and, where appropriate at his or her discretion to the full Board, regarding:

a.any federal or state government criminal, regulatory, or civil actions, or threatened actions against the Company that raise material and substantiated concerns that a facility or facilities within the Behavioral Health Division is not complying with applicable laws or regulations related to reimbursement, patient safety, or the quality of patient care;

b.any subpoenas, inspection demands, search warrants, or similar requests to the Company from the United States Department of Justice, the United States Department of Health or Human Services, or any State Attorney General, that raise material and substantiated concerns that a facility or facilities within the Behavioral Health Division is not complying with applicable laws or regulations related to reimbursement, patient safety, or the quality of patient care;

c.any internal or external complaints (including but not limited to qui tam actions of which the company is aware) that raise material and substantiated concerns that a facility or facilities within the Behavioral Health Division is not complying with applicable laws or regulations related to reimbursement, patient safety, or the quality of patient care; and

d.the Board Compliance and Quality Committee shall be provided annual Medicare data provided to the Company by Centers for Medicare & Medicaid Services (CMS) or its contractor, to the extent such reports are available, that states Behavioral Health Division facilities’ inpatient (i) average length of stay, (ii) percentage of discharges with comorbidity diagnoses on the claim, (iii) percentage of claims submitted for outlier payment, (iv) percentage of claims with no secondary diagnosis, (v) proportion of admissions readmitted to the same or another inpatient psychiatric facility within 3-5 days, and (vi) proportion of admissions readmitted to the same or another inpatient psychiatric facility within 30 days, and that compares such facility data to national data for industry as a whole and identifies instances where any Behavioral Health Division facility’s data is

(depending on the metric) greater than the 80th percentile or below the 20th percentile nationwide.

2.All Reports of the Independent Monitor required under the Company’s Corporate Integrity Agreement, and all responses by the Company to the Independent Monitor’s reports, shall be provided to the Board Compliance and Quality Committee during the pendency of the CIA.

3.The Board Compliance and Quality Committee shall receive in-person reports (including by remote appearance), at times and frequency of its choosing, from the Company’s internal or external counsel, President, Chief Clinical Officer, Chief Medical Officer of the Behavioral Health Division, or their designees.

V.	AUTHORITY OF THE BOARD COMPLIANCE AND QUALITY COMMITTEE IN CARRYING OUT ITS COMPLIANCE OVERSIGHT RESPONSIBILITIES

1.The Board Compliance and Quality Committee shall have the right to retain outside advisors to assist with its performance of its compliance-oversight responsibilities set forth in this Settlement or in the Corporate Integrity Agreement. Management and the Company’s Compliance Committee shall undertake best efforts to answer any questions concerning compliance issues or concerns posed to them by the Board Compliance and Quality Committee or its advisors.

2.The Board Compliance and Quality Committee shall have the authority to:

a.require management to conduct audits on compliance, regulatory, and/or legal concerns and, where appropriate, direct management to provide the results of such audits directly to the Board Compliance and Quality Committee or full Board;

b.commission such other studies, analyses, reviews, or surveys it deems appropriate to ensure the Company’s compliance with regulatory requirements, as well as to evaluate the quality of the personnel, committees and entities providing compliance and regulatory services to the Company;

c.request to meet privately with any officer or employee of the Company; and

d.conduct a review of the performance of the Company’s Chief Compliance Officer.

VI.	BOARD COMPLIANCE AND QUALITY COMMITTEE REPORTING TO THE FULL BOARD

The Board Compliance and Quality Committee, through its Chairperson or his or her designee, shall report, at least annually, to the full Board on the actions taken and findings made by the Board Compliance and Quality Committee concerning compliance with applicable laws or regulations related to reimbursement, patient safety, or the quality of patient care.

VII.	OTHER GOVERNANCE ENHANCEMENTS MADE BY THE COMPANY

1.One of the stockholder derivative plaintiffs’ allegations in these actions was that directors responsible “for overseeing regulatory compliance” did not have the necessary “medical and regulatory experience” to do so. In part in response to that concern, and even while these lawsuits were still pending, UHS nominated and its stockholders elected Elliott Sussman, MD, MBA, to the Board of Directors. Dr. Sussman is Chairman of the Board, The Villages Health, in Florida. Prior to that, he was President and Chief Executive Officer of Lehigh Valley Health Network for 17 years. He brings a wealth of medical and regulatory experience to the Company, and to its Board. UHS acknowledges plaintiffs’ contribution to identifying the usefulness of having someone with Dr. Sussman’s qualifications and experience on its Board.

2.During the pendency of the appeal in the federal action, and in part because of concerns expressed by stockholder derivative plaintiffs in these cases, the Company appointed Mark Friedlander, MD, as Chief Medical Officer for the Behavioral Health Division (“CMO”).

3.The CMO is a new position created to contribute a practitioner’s perspective to setting the Division’s medical strategy—including through the CMO’s oversight of medical staff and utilization management across the Division. Dr. Friedlander previously served as CMO of Aetna’s behavioral health unit for nine years, where he was responsible for utilization management, quality, accreditation by the National Committee for Quality Assurance (NCQA), clinical compliance, and overseeing physicians, clinical and non-clinical staff.

4.The CMO shall, among other things, provide the following services for the Company’s Behavioral Health Division:

a.in conjunction with others, provide clinical and operational direction;

b.identify and develop clinical integration opportunities for facilities and systems;

c.assist in the development and implementation of effective clinical protocols and guidelines for facilities;

d.assist in the development of data collection tools, protocols, and processes to assist in the development and implementation of clinical outcomes;

e.develop and oversee recruitment, monitoring, orientation, and training for facility-based medical directors and medical staff;

f.enhance peer review and critical case review processes; and provide general oversight, guidance, and direction to facility medical staff.